UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2016, MagnaChip Semiconductor Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Engaged Capital, LLC, Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital II Offshore Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling (collectively, “Engaged Capital”), which collectively beneficially own approximately 11.1% of the Company’s common stock. Pursuant to the Settlement Agreement, the Company’s board of directors (the “Board”) agreed to nominate Camillo Martino for election to the Board at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”), together with six of the Company’s incumbent directors who will stand for reelection. The Board also agreed that, immediately following the Annual Meeting, it will increase the size of the Board to eight directors, appoint Melvin L. Keating as a director and appoint each of Messrs. Camillo and Keating to the Strategic Review Committee. Until the time of the Annual Meeting, the Board has agreed that each of Messrs. Camillo and Keating may attend meetings of the Board and Strategic Review Committee in a “board observer” capacity, subject to certain limitations.

Pursuant to the Settlement Agreement, Engaged Capital has agreed to withdraw its notice of intent to nominate directors at the Annual Meeting, to vote all of its shares in favor of the Company’s nominees at the Annual Meeting and, subject to certain limitations, which include favorable recommendations from Institutional Shareholder Services, to vote in favor of the Board’s recommendation related to certain ordinary business presented at the Annual Meeting. Engaged Capital has also agreed to a customary standstill provision.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.

On May 27, 2016, the Company and Engaged Capital issued a joint press release which announced the Settlement Agreement referred to under Item 1.01 above. A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, dated as of May 26, 2016, by and among MagnaChip Semiconductor Corporation, Engaged Capital, LLC, Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital II Offshore Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling.

99.1	Press Release, dated May 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: May 27, 2016	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement, dated as of May 26, 2016, by and among MagnaChip Semiconductor Corporation, Engaged Capital, LLC, Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital II Offshore Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling.

99.1	Press Release, dated May 27, 2016.